                                                                      EXHIBIT 11

EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS.

                                                                FISCAL YEAR ENDED
                                   ----------------------------------------------------------------------------
                                   September 29,     October 1,     October 2,     October 3,      September 27,
                                        1996            1995           1994           1993            1992
                                    ------------    -----------    -----------    -----------      ------------
Net loss                            $(15,914,700)   $(4,137,500)   $(2,463,900)   $(1,507,600)     $  (895,800)

Cumulative dividends
  on Preferred Stock                     (28,800)       (31,000)       (33,200)       (31,400)         (32,000)
                                    ------------    -----------    -----------    -----------      -----------
                                    $(15,943,500)   $(4,168,500)   $(2,497,100)   $(1,539,000)     $  (927,800)
                                    ============    ===========    ===========    ===========      ===========
Common Stock:

  Shares outstanding at
   beginning of period                15,566,755     14,710,713     13,152,534     12,608,128       10,495,386

 Pro rata shares:

  Shares sold                                  -         63,033        887,870              -          692,308

  Shares issued to employee
   stock bonus trust                      28,797         29,703         14,893          8,105          103,211

  Stock options and
   warrants exercised                    222,792        104,320         86,236        236,638          125,261

  Convertible bonds converted
   to Common Stock                     1,043,506              -              -              -                -

  Preferred Stock converted
   to common stock                        12,420         58,692              -         12,916           14,762
                                    ------------    -----------    -----------    -----------      -----------
 Weighted average number
  of common and common
  equivalent shares
  outstanding                         16,874,270     14,966,461     14,141,533     12,865,787       11,430,928
                                    ============    ===========    ===========    ===========      ===========
Net loss per share                  $      (0.94)   $     (0.28)   $     (0.18)   $     (0.12)     $     (0.08)
                                    ============    ===========    ===========    ===========      ===========